UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2016

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-37388	47-1197305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Hamilton Street, Suite 150, Allentown, PA 18101-1179
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (888) 211-6011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Talen Energy Corporation (the “Company”) held its annual meeting of stockholders on May 24, 2016, at which time four proposals were submitted to stockholders for consideration. Below are the results of the stockholder vote following that meeting.

•
Proposal 1: All of the eight director nominees listed below were elected to hold office until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified based upon the following votes:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Ralph Alexander	102,273,970	5,790,552	10,654,954
Frederick M. Bernthal	107,212,176	852,346	10,654,954
Edward J. Casey, Jr.	106,301,400	1,763,122	10,654,954
Philip G. Cox	107,244,203	820,319	10,654,954
Paul A. Farr	104,317,515	3,747,007	10,654,954
Louise K. Goeser	106,438,609	1,625,913	10,654,954
Stuart E. Graham	106,420,693	1,643,829	10,654,954
Michael B. Hoffman	102,267,586	5,796,936	10,654,954

•
Proposal 2: Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 based upon the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
118,383,263	234,512	101,701	0

•	Proposal 3: Stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”) based upon the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
105,258,481	2,111,921	694,120	10,654,954

•
Proposal 4: Stockholders selected “Every Year” in the non-binding, advisory vote on the frequency of holding future non-binding, advisory votes regarding executive compensation based upon the following votes.

Every Year	Every 2 Years	Every 3 Years	Votes Abstained	Broker Non-Votes
103,360,149	171,931	4,233,057	299,385	10,654,954

In light of the voting results with respect to Proposal 4, on May 24, 2016, the Board of Directors of the Company determined that the Company will hold the Say-on-Pay Vote every year until the next required stockholder vote on the frequency of the Say-on-Pay Vote, which the Company expects to hold no later than its 2022 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

Date: May 26, 2016	By:	/s/ Paul M. Breme
Paul M. Breme Senior Vice President, General Counsel and Corporate Secretary